Exhibit 99.1

SONUS PHARMACEUTICALS AND ONCOGENEX TECHNOLOGIES
COMPLETE BUSINESS COMBINATION; ONCOGENEX
PHARMACEUTICALS TO COMMENCE TRADING ON NASDAQ CAPITAL
MARKET TODAY

Satisfies initial listing requirements with NASDAQ; Stock Symbol ‘OGXI’

Implements immediate restructuring program, which extends cash runway while focusing on clinical pipeline programs

BOTHELL, Washington – August 21, 2008 – OncoGenex Pharmaceuticals, Inc. (formerly Sonus Pharmaceuticals, Inc.) (NASDAQ: OGXI) (the “Company”) announced that the Company has completed its acquisition of OncoGenex Technologies and NASDAQ has approved the commencement of trading in Company’s common stock on The NASDAQ Capital Market under the stock symbol ‘OGXI’ effective today, August 21, 2008, when the market opens.  Prior to completing the acquisition, the Company changed its name to OncoGenex Pharmaceuticals, amended its authorized share capital and effected a one-for-eighteen reverse stock split.

“Clearly the shareholders of both companies, Sonus Pharmaceuticals and OncoGenex Technologies, strongly favored this transaction and our efforts to maintain a NASDAQ listing,” said Scott Cormack, President and Chief Executive Officer of OncoGenex Pharmaceuticals.  “On August 19th, a very strong percentage of Sonus’ shareholders voted in favor of the transaction and voted in favor of a reverse stock split.   One hundred percent of OncoGenex Technologies’ shareholders voted in favor of the transaction.”

Additionally, as announced on August 20th, the Company has implemented cost-saving measures to preserve cash while focusing on its highest potential product development programs.  The Company will reduce workforce by approximately 49%. As a result of these actions, the Company will incur approximately $1.2 million in charges in the third quarter of 2008, associated with employee severance costs. Management estimates that the restructuring announced today extends the Company’s current runway by an additional quarter. Following the restructuring, the Company will have 27 full and part-time employees. As of June 30, 2008, OncoGenex and Sonus on a combined basis held $26 million in cash, cash equivalents and short term investments.

“We have chosen to swiftly implement the restructuring we deem necessary to effectively utilize cash assets while maintaining the resources to advance our priority clinical programs,” added Cormack. “We continue to retain a highly qualified clinical and regulatory team with impressive experience bringing oncology drug candidates to the FDA and to market.”

The combined company has a strong oncology pipeline addressing distinct unmet needs in the treatment of cancer, including three candidates in various stages of clinical development. The Company’s lead candidate, OGX-011, is being evaluated in five Phase 2 clinical trials, each of which has completed patient enrollment. Interim study results have previously been presented for each of the five clinical trials.  Details on the pipeline follow:

•                  OGX-011, also known as custirsen sodium, inhibits the production of clusterin, a protein that is associated with treatment resistance in a number of solid tumors, including prostate, breast, non-small cell lung, ovarian, and bladder cancers. It has potential applicability as a therapeutic in a broad number of cancers at different stages and can potentially be used in combination with a variety of commonly used cancer treatments, including chemotherapy, radiation therapy, and hormone ablation therapy. Recently announced preliminary data in a Phase 2 clinical trial evaluating OGX-011 in combination with second-line chemotherapy in patients with hormone refractory prostate cancer has shown that retreatment with docetaxel in combination with OGX-011 may reverse docetaxel resistance and improve patient survival. In July 2008, OncoGenex Technologies reached an agreement with the U.S. Food and Drug Administration (FDA) on the design of a Phase 3 registration trial of OGX-011 via the Special Protocol Assessment (SPA) process;

•                  OGX-427 is designed to reduce production of Hsp27, a protein that is over-produced in response to many cancer treatments including hormone ablation therapy, chemotherapy and radiation therapy. Hsp27 production has been shown to inhibit cell death in tumor cells through a variety of mechanisms. OGX-427 is in a Phase 1 clinical trial for the treatment of solid tumors including prostate, non-small cell lung, breast, ovarian, and bladder cancers. The Company anticipates that the safety profile for OGX-427 as a single agent will be completed in the second half of 2008, and for OGX-427 in combination with chemotherapy in the first half of 2009. Phase 2 clinical development will begin in 2009. Like OGX-011, this product candidate has potential as a treatment in a broad number of cancers;

•                  SN2310 is a novel prodrug of SN-38, which is a potent anti-cancer drug belonging to the class of topoisomerase I inhibitors. SN2310 is designed to enhance the delivery and exposure of SN-38 to the tumor by providing greater prodrug conversion and a longer half-life than achieved with irinotecan. It is currently in a Phase 1 trial and progress is being made to determine its safety and pharmacokinetic profile, in addition to the maximum tolerated dose;

•                  CSP-9222 is a caspase activator presently in pre-clinical development. Caspase activators consist of small molecules that have been identified in preclinical research as activators of programmed cell death. Unlike normal cells, many tumor cell types have lost the ability to undergo the normal process of programmed cell death, known as apoptosis. CSP-9222 has demonstrated anti-tumor activity in a range of pre-clinical animal tumor models, including taxane-resistant tumors, following both intravenous and oral administration. The Company expects to move this compound into Phase 1 clinical development within 12-18 months. The caspase program was in-licensed in August 2008 through an exclusive agreement with Bayer HealthCare LLC; and

•                  OGX-225 aims to reduce the production of both Insulin-Like Growth Factor Binding Protein -2 and Insulin-Like Growth Factor Binding Protein -5 with a single product to enhance treatment sensitivity and delay tumor progression. IGFBP-2 and IGFBP-5 are both hormones that make an alternate hormone, IGF-1, available to the tumor that facilitates continued tumor growth. Employing OGX-225 as a single product to simultaneously inhibit the production of both IGFBP-2 and IGFBP-5 has the potential to delay disease progression in a number of cancers that are dependent upon IGF-1 for tumor growth. OGX-225 is in pre-clinical development and has completed pre-clinical pharmacology.

About OncoGenex Pharmaceuticals, Inc.

OncoGenex Pharmaceuticals is a biopharmaceutical company committed to the development and commercialization of new cancer therapies that address unmet needs in the treatment of cancer. OncoGenex has a deep oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OGX-011, the lead candidate currently completing five Phase 2 clinical studies in prostate, lung and breast cancers, is designed to inhibit the production of a specific protein associated with treatment resistance; OGX-427 and SN2310 are in Phase 1 clinical development; and CSP-9222 and OGX-225 are currently in pre-clinical development. More information is available at www.oncogenex.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements concerning the Company’s common stock listing, restructuring, anticipated clinical and preclinical activities and product potential. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, the strength of the combined oncology product pipeline, the timing of clinical trials and development efforts, the results of clinical and pre-clinical studies, the timing of closing, execution of integration plans and management and organizational structure are all forward-looking statements. The potential risks and uncertainties include, among others, the possibility that costs savings will not be achieved or that the Company is unable to successfully execute its integration strategy, the timing and costs of clinical trials and regulatory approvals, risks that clinical trials will not be successful, risks associated with obtaining funding from third parties or completing a financing necessary to support the costs and expenses of clinical studies as well as research and development activities, risks that the combined company will not be able to maintain listing on NASDAQ, as well as other risks relating to the development, safety and efficacy of therapeutic drugs and potential applications for these products. A more complete discussion of risks and uncertainties that may affect forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal year 2007, and its Quarterly Report on Form 10-Q for the first quarter of 2008. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof.

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OncoGenex Contact:	Investor and Media Contact:
Scott Cormack	Jason Spark
President & CEO	Porter Novelli Life Sciences
(604) 630-5400	(619) 849-6005
scormack@oncogenex.com	jspark@pnlifesciences.com